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Exhibit 10  Amendment to Papa John's International, Inc. 1993 Stock Ownership
            Plan

1. Section 3.2 of the Plan is amended by adding at the end thereof the following:

    "Notwithstanding the foregoing, the Committee may not delegate its responsibilities hereunder if such delegation would jeopardize compliance with the "outside directors" requirement (or any other applicable requirement) under section 162(m) of the Code."

2. The first sentence of Section 4.1 of the Plan is amended to read in its entirety as follows:

    "Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is 4,737,500."

3. Section 6.2 of the Plan is amended by adding the following after the second sentence of such section:

    "The maximum number of shares in respect of which Options may be granted to a Participant during any calendar year shall be 250,000 shares."

4. Section 8.1 of the Plan is amended by adding at the end thereof the following:

    "The maximum number of Performance Units which may be allocated to a Participant during any calendar year shall be 150,000 Units."

5. Section 8.4 of the Plan is amended by adding at the end thereof the following:

    "The Committee shall establish Performance Goals applicable to a particular fiscal year within ninety (90) days of the commencement of such fiscal year, provided that the outcome of the Performance Goals is substantially uncertain at the time of their adoption."

6. Section 8.8 of the Plan is amended by adding the following after the first sentence of such section:

    "The Committee shall certify that the Performance Goal(s) for awards of Performance Units under the Plan have been satisfied prior to the determination and payment of any such incentive in accordance with the Plan."

7. Section 9.2 of the Plan is amended by adding at the end thereof the following:

    "Each Option and certain Performance Units granted under the Plan are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Units if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Units to fail to qualify as performance-based compensation."